AGREEMENT AND PLAN

                          OF REORGANIZATION AND MERGER

                   AMONG THE NETPLEX GROUP, INC. ("NetPlex"),

                     AMERICA'S WORK EXCHANGE, INC. ("Work"),

                               AND COMPLINK, LTD.


         This Agreement and Plan of Reorganization and Merger ("Agreement") is made as of November 20, 1995, among The NetPlex Group, Inc. ("NetPlex"), a Virginia corporation, America's Work Exchange, Inc. ("Work"), a New York corporation, (NetPlex and Work are sometimes collectively referred to as the "Merger Partners") and CompLink, Ltd., a New York corporation ("CompLink").

                                   BACKGROUND

         A. Work and Software Resources of New Jersey, Inc. ("Software"), a New Jersey corporation, desire to combine their businesses and immediately thereafter the Merger Partners and CompLink desire to combine their businesses and CompLink has formed two subsidiaries to merge with and into NetPlex and Work, with each of NetPlex and Work to survive such mergers and each of which shall become a wholly-owned subsidiary of CompLink pursuant to the terms of this Agreement.

         B. To accomplish the transactions referred to in Paragraph A above, a to-be-formed Virginia corporation, which shall be a wholly-owned subsidiary of CompLink, shall be merged with and into NetPlex, and a to-be-formed New York corporation which shall be a wholly-owned subsidiary of CompLink, shall be merged with and into Work, and each of NetPlex and Work shall be the surviving corporation of such respective mergers and each shall be a wholly-owned subsidiary of CompLink.

         C. The parties intend that such mergers shall constitute a "tax-free exchange" under Section 351 of the Code (as defined in Section 1.8), and that each such merger shall also constitute a "reorganization" under Section 368(a) of the Code.

         In consideration of the mutual premises and agreements set forth herein, THE PARTIES INTENDING TO BE LEGALLY BOUND AGREE AS FOLLOWS:

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                                    ARTICLE I

                                   DEFINITIONS

         The terms defined in this Article I shall, for purposes of this Agreement, have the meanings specified in this Article I unless the context expressly or by necessary implication otherwise requires:

                  1.1 AFFILIATES AGREEMENT. "Affiliates Agreement" shall have the meaning set forth in Section 8.12 of this Agreement.

                  1.2 ACQUISITION PROPOSAL. "Acquisition Proposal" shall have the meaning set forth in Section 12.1 of this Agreement.

                  1.3 BALANCE SHEET. "Balance Sheet" shall have the meaning set forth in Section 3.6 of this Agreement.

                  1.4 BALANCE SHEET DATE. "Balance Sheet Date" shall have the meaning set forth in Section 3.6 of this Agreement.

                  1.5 CERTIFICATE. "Certificate" shall have the meaning set forth in Section 2.5.3 of this Agreement.

                  1.6 CLOSING. "Closing" shall mean the delivery by N Acquisition Corp., V Acquisition Corp., the Merger Partners and CompLink of the various documents contemplated by this Agreement or otherwise required in order to consummate the Mergers.

                  1.7 CLOSING DATE. "Closing Date" shall have the meaning set forth in Section 2.2 of this Agreement.

                  1.8 CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.9 COMPANY. "Company" shall have the meaning set forth in
Article III of this Agreement.

                  1.10 CONSULTANTS OPTIONS. "Consultants Options" shall have the meaning set forth in Section 2.4 of this Agreement.

                  1.11 CONSULTANTS PLAN. "Consultants Plan" shall have the meaning set forth in Section 2.4 of this Agreement.

                  1.12 COMPLINK COMMON. "CompLink Common" shall mean the Common Stock, $.01 par value, of CompLink.

                  1.13 COMPLINK OPTION AND COMPLINK WARRANT. "CompLink Option" and "CompLink Warrant" shall each have the respective meanings set forth in
Section 2.4 of this Agreement.

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                  1.14 COMPLINK PLAN. "CompLink Plan" shall have the meaning set forth in Section 2.4 of this Agreement.

                  1.15 DIRECTORS PLAN. "Directors Plan" shall have the meaning set forth in Section 2.4 of this Agreement.

                  1.16 DISSENTING COMPLINK SHARES. "Dissenting CompLink Shares" shall mean all shares, if any, of the outstanding stock of CompLink for which dissenter's rights granted to shareholders under Section 910 of the New York Code shall be perfected under Section 623 of the New York Code.

                  1.17 DISSENTING NETPLEX SHARES. "Dissenting NetPlex Shares" shall mean all shares, if any, of the outstanding capital stock of NetPlex for which dissenter's rights shall be perfected under Section 13.1-730 of the Virginia Code.

                  1.18 DISSENTING WORK SHARES. "Dissenting Work Shares" shall mean all shares, if any, of the outstanding capital stock of Work for which dissenter's rights shall be perfected under Sections 623 and 910 of the New York Code.

                  1.19 EFFECTIVE TIME. "Effective Time" shall mean the time when each of the Merger Agreements is filed with the Secretary of State of the State of New York or the Secretary of State of the State of Virginia, as the case may be, and each of the Mergers has become effective. It shall occur simultaneously with the Closing or follow the Closing as closely as possible.

                  1.20 EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  1.21 EXCHANGE AGENT. "Exchange Agent" shall have the meaning set forth in Section 2.5 of this Agreement.

                  1.22 GKN AND GKN OPTIONS. "GKN" and "GKN Options" shall each have the respective meanings set forth in Section 2.4 of this Agreement.

                  1.23 HOLDERS. "Holders" shall mean holders of NetPlex Common or Work Common immediately prior to the Effective Time.

                  1.24 MERGER (NEW YORK). "Merger (New York)" shall mean the merger of N Acquisition Corp with and into Work in accordance with this Agreement, the Merger Agreement (New York) and applicable law.

                  1.25 MERGER (VIRGINIA). "Merger (Virginia)" shall mean the merger of V Acquisition Corp. with and into NetPlex in accordance with this Agreement, the Merger Agreement (Virginia) and applicable law.


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                  1.26 MERGERS. "Mergers" shall mean the Merger (New York) and the Merger (Virginia).

                  1.27 MERGER AGREEMENT (NEW YORK). "Merger Agreement (New York) shall mean the agreement of merger between N Acquisition Corp and Work, in the form attached to this Agreement as Exhibit A.

                  1.28 MERGER AGREEMENT (VIRGINIA). "Merger Agreement (Virginia)" shall mean the agreement of merger between V Acquisition Corp. and NetPlex, in the form attached hereto as Exhibit B.

                  1.29 MERGER AGREEMENTS. "Merger Agreements" shall mean the Merger Agreement (New York) and the Merger Agreement (Virginia).

                  1.30 N ACQUISITION CORP. "N Acquisition Corp." shall mean a to-be-formed New York corporation which shall be a wholly- owned subsidiary of CompLink.

                  1.31 N ACQUISITION CORP. COMMON. "N Acquisition Corp. Common" shall mean the Common Stock, $.01 par value of N Acquisition Corp.

                  1.32 NASDAQ. "NASDAQ" shall mean the Nasdaq Stock Market.

                  1.33 NEW YORK CODE. "New York Code" shall mean the Business Corporation Law of the State of New York, as amended from time to time.

                  1.34 NEW JERSEY CODE. "New Jersey Code" shall mean the New Jersey Business Corporation Act, as amended from time to time.

                  1.35 NETPLEX COMMON. "NetPlex Common" shall mean the Common Stock, no par value, of NetPlex.

                  1.36 NETPLEX OPTION. "NetPlex Option" shall have the meaning set forth in Section 2.3.2 of this Agreement.

                  1.37 NETPLEX PLAN. NetPlex Plan" shall have the meaning set forth in Section 2.3.2 of this Agreement.

                  1.38 1933 ACT. "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules, regulations and forms thereunder.

                  1.39 OFFICER-CERTIFIED DISCLOSURE STATEMENT.
"Officer-Certified Disclosure Statement" shall have the meaning

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set forth in the first paragraph of Article III of this Agreement.

                  1.40 PROXY STATEMENT. "Proxy Statement" shall mean the Proxy Statement to be mailed to the shareholders of the Merger Partners in connection with the Mergers.

                  1.41 REGISTRATION RIGHTS AGREEMENT. Shall have the meaning set forth in Section 8.17 of this Agreement.

                  1.42 REGISTRATION STATEMENT. "Registration Statement" shall mean the Registration Statement to be prepared by CompLink and the Merger Partners and filed by CompLink with the SEC in connection with the issuance of CompLink Common pursuant to the Mergers.

                  1.43 SEC. "SEC" shall mean the Securities and Exchange Commission.

                  1.44 SUBSIDIARY. "Subsidiary" shall mean, with respect to a particular party hereto, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned by such party and/or by one or more Subsidiaries of such party.

                  1.45 VIRGINIA CODE. "Virginia Code" shall mean the Virginia Stock Corporation Act, as amended from time to time.

                  1.46 V ACQUISITION CORP. "V Acquisition Corp." shall mean a to-be-formed Virginia corporation which shall be a wholly- owned subsidiary of CompLink.

                  1.47 V ACQUISITION CORP. COMMON. "V Acquisition Corp. Common" shall mean the Common Stock, $.01 par value, of V Acquisition Corp.

                  1.48 VOTING AGREEMENT. "Voting Agreement" shall have the meaning set forth in Section 12.3 of this Agreement.

                  1.49 WORK COMMON. "Work Common" shall mean the Common Stock,
0.001 par value, of Work.

                  1.50 WORK OPTIONS. "Work Option" shall have the meaning set forth in Section 2.3.1 of this Agreement.

                  1.51 WORK PLAN. "Work Plan" shall have the meaning set forth in Section 2.3.1 of this Agreement.


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                                   ARTICLE II

                    MERGERS, CLOSING AND CONVERSION OF SHARES

                  2.1 MERGERS. Subject to and in accordance with the terms and conditions of this Agreement and the Merger Agreements: (a) Work, N Acquisition Corp. and CompLink shall execute and file the Merger Agreement (New York) with the Secretary of State of the State of New York, whereupon N Acquisition Corp. shall be merged with and into Work pursuant to Section 907 of the New York Code and (b) NetPlex, V Acquisition Corp. and CompLink shall execute and file the Merger Agreement (Virginia) with the Secretary of State of the State of Virginia, whereupon V Acquisition Corp shall be merged with and into NetPlex pursuant to Article 12 of the Virginia Code.

                  2.2 CLOSING. The Closing shall take place at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022-1170, on March 31, 1996 at 10:00 a.m., or at such other day and time as CompLink and the Merger Partners shall agree (the "Closing Date") after all of the conditions to the parties' obligations to consummate the Mergers set forth in Articles VII and VIII of this Agreement have been satisfied or waived.

                  2.3 CONVERSION OF SHARES.

                      2.3.1 MERGER (NEW YORK).

                         (a) Common Stock. In accordance with the Merger
Agreement (New York): (i) each share of N Acquisition Corp. Common issued and outstanding immediately prior to the Effective Time shall continue to be outstanding and shall not be converted or changed by virtue of the Merger (New
York) and (ii) each share of Work Common outstanding immediately prior to the Effective Time (except those shares of Work Common which are Dissenting Work Shares and whose holder and Work do not thereafter agree in writing should not be treated as Dissenting Work Shares) shall, by virtue of the Merger (New York) and without any action on the part of the holder thereof be converted, at and as of the Effective Time into 0.1894238 shares of CompLink Common; provided, however, that in no event shall there be more than 1,500,005 shares of CompLink Common issued as a result of the Merger (New York).

                         (b) Work Options. At the Effective Time, each
outstanding option to purchase one share of Work Common ("Work Option") issued under the Work 1995 Stock Option Plan (the "Work Plan") shall thereafter entitle the holder thereof to receive, upon exercise thereof, one share of CompLink Common at an exercise price for each full share of CompLink Common equal to the quotient obtained by dividing (a) the exercise price per

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share of Work Common by (b) .1894238, which exercise price per share shall be rounded up to the nearest two-place decimal. (For purposes of illustration only, an option to purchase one share of Work Common at $.55 per share would represent, following the Mergers, an option to purchase one share of CompLink Common at an exercise price of $2.90 per share.) Such options will be granted pursuant to the CompLink Plan. CompLink shall assume in full such Work Options and all of Work's rights and obligations under the Work Plan, as provided herein. Section 4.1 of the Officer- Certified Disclosure Statement of the Merger Partners contains a list summarizing all Work Options, including the term and exercise price of each. The assumption of a Work Option by CompLink shall not terminate or modify (except as required hereunder) any right of first refusal, right of repurchase, vesting schedule, or other restriction on transferability relating to the Work Option. Continuous employment with Work shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time. After such assumption, CompLink shall issue, upon any partial or total exercise of any Work Option, in lieu of shares of Work Common, the number of shares of CompLink Common to which the holder of the Work Option is entitled pursuant to this Agreement. The assumption by CompLink of Work Options shall not give the holders of such Work Options any additional benefits which they did not have immediately prior to the Effective Time.

                     2.3.2 MERGER (VIRGINIA).

                         (a) Common Stock. In accordance with the Merger
Agreement (Virginia): (i) each share of V Acquisition Corp. Common issued and outstanding immediately prior to the Effective Time shall continue to be outstanding and shall not be converted or changed by virtue of the Merger (Virginia) at and as of the Effective Time and (ii) each share of NetPlex Common outstanding immediately prior to the Effective Time (except those shares of NetPlex Common which are Dissenting NetPlex Shares and whose holder and NetPlex do not thereafter agree in writing should not be treated as Dissenting NetPlex Shares) shall, by virtue of the Merger (Virginia) and without any action on the part of the holder thereof be converted, at and as of the Effective Time into
0.1176272 shares of CompLink Common; provided, however, that in no event shall there be more than 1,750,027 shares of CompLink Common issued as a result of the Merger (Virginia).

                         (b) NetPlex Options. At the Effective Time, each
outstanding option to purchase one share of NetPlex Common ("NetPlex Option") issued under the NetPlex 1995 Stock Option Plan (the "NetPlex Plan") shall thereafter entitle the holder thereof to receive, upon exercise thereof, one share of CompLink Common at an exercise price for each full share of CompLink Common equal to the quotient obtained by dividing (a) the

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exercise price per share of NetPlex Common by (b) .1176272, which exercise price per share shall be rounded up to the nearest two- place decimal. (For purposes of illustration only, an option to purchase one share of NetPlex Common at $.35 per share would represent, following the Mergers, an option to purchase one share of CompLink Common at an exercise price of $2.98 per share.) Such options will be granted pursuant to the CompLink Plan. CompLink shall assume in full such NetPlex Options and all of NetPlex' rights and obligations under the NetPlex Plan, as provided herein. Section 4.1 of the Officer-Certified
Disclosure Statement of the Merger Partners contains a list summarizing all NetPlex Options, including the term and exercise price of each. The assumption of a NetPlex Option by CompLink shall not terminate or modify (except as required hereunder) any right of first refusal, right of repurchase, vesting schedule, or other restriction on transferability relating to the NetPlex
Option. Continuous employment with NetPlex shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time. After such assumption, CompLink shall issue, upon any partial or total exercise of any NetPlex Option, in lieu of shares of NetPlex Common, the number of shares of CompLink Common to which the holder of the NetPlex Option is entitled pursuant to this Agreement. The assumption by CompLink of NetPlex Options shall not give the holders of such NetPlex Options any additional benefits which they did not have immediately prior to the Effective Time.

                      2.3.3 FRACTIONAL SHARES. Holders of NetPlex Common and Work Common shall receive only whole shares of CompLink Common; in lieu of any fractional share of CompLink Common, Holders shall receive an additional whole share of CompLink Common.

                  2.4 COMPLINK OPTIONS AND WARRANTS. At the Effective Time, each outstanding option to purchase CompLink Common ("CompLink Option"): (i) granted under the CompLink 1992 Stock Option Plan (the "CompLink Plan"); (ii) granted under the CompLink, Ltd. 1995 Directors' Stock Option Plan (the "Directors' Plan"); (iii) granted to GKN Securities Corp. ("GKN") to purchase 100,000 shares and 100,000 warrants (the "GKN Options"); (iv) granted under the 1995 Consultant's Stock Option Plan (the "Consultant's Plan") and (v) granted to certain consultants to purchase 170,000 shares (the "Consultants Options"), and each outstanding warrant to purchase CompLink Common ("CompLink Warrant") shall continue thereafter to entitle the holder thereof to receive, upon exercise thereof, one share of CompLink Common subject to such CompLink Option or CompLink Warrant, at an exercise price for each share of CompLink Common equal to the exercise price per share of such CompLink Option or CompLink Warrant except as provided in Section 2.4 of the Disclosure Schedule with regard to the adjustment of the exercise price and

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

terms of the GKN options. Section 5.1 of the Officer-Certified Disclosure Statement of CompLink contains a list of CompLink Options and CompLink Warrants, including the holder, the term and the exercise price of each. The Mergers shall not terminate or modify (except as required hereunder) any right of first refusal, right of repurchase, vesting schedule, or other restriction on transferability relating to CompLink Option except as provided in Section 2.4 of the Disclosure Schedule with regard to the adjustment of the exercise price and terms of the GKN Options.

                  2.5 EXCHANGE OF CERTIFICATES.

                      2.5.1 Prior to the Closing Date, CompLink shall appoint Continental Stock Transfer and Trust Co. or such other bank or trust company selected by CompLink as the Merger Partners may approve, to act as exchange agent in the Mergers (the "Exchange Agent").

                      2.5.2 Promptly after the Closing Date, but in no event later than three business days thereafter, the Exchange Agent shall make available for exchange in accordance with this Section 2.5, the shares of CompLink Common issuable pursuant to Section 2.3 in exchange for outstanding shares of NetPlex Common and Work Common.

                      2.5.3 As soon as practicable after the Closing Date but no later than five business days, the Exchange Agent shall mail to each Holder of record of a stock certificate that, immediately prior to the Closing Date, represented outstanding shares of NetPlex Common and Work Common (a "Certificate") whose shares are being converted into CompLink Common pursuant to
Section 2.3: (i) a letter of transmittal reasonably satisfactory to the parties hereto; and (ii) instructions for use in effecting the surrender of Certificates in exchange for certificates evidencing CompLink Common. Upon the surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by CompLink pursuant to the provisions hereof, together with such letter of transmittal, duly executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate for the number of shares of CompLink Common to which such Holder is entitled pursuant to Section 2.3 hereof. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of NetPlex Common or Work Common that is not registered in the transfer records of NetPlex or Work, or their respective transfer agents, as the case may be, CompLink Common may be delivered to a transferee if the Certificate representing such shares is presented to the Exchange Agent and accompanied by all documents which in the opinion of the Exchange Agent are required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5.3, each

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Certificate shall be deemed at any time after the Closing Date to represent the right to receive upon such surrender such number of whole shares of CompLink Common into which the number of shares evidenced by the Certificate are convertible pursuant to Section 2.3.

                      2.5.4 No dividends or distributions payable to holders of record of Complink Common after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of the Certificate shall surrender such Certificate.

                      2.5.5 All CompLink Common delivered upon the surrender for exchange of shares of NetPlex Common or Work Common in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares. There shall be no further registration of transfers on the stock transfer books of NetPlex or Work, or their respective transfer agents, as the case may be, of any shares of stock that were outstanding immediately prior to the Effective Time. If, after the Closing Date, Certificates are presented for any reason, they shall be canceled and exchanged as provided in this Section 2.5.

                  2.6 DISSENTING SHARES.

                      2.6.1 DISSENTING NETPLEX SHARES. Holders of Dissenting NetPlex Shares shall have those rights, but only those rights, specified in
Section 13.1-730 of the Virginia Code. NetPlex shall give CompLink prompt notice of any demand, purported demand or other written communication received by NetPlex with respect to any Dissenting NetPlex Shares or shares claimed to be Dissenting NetPlex Shares, and CompLink shall have the right to participate in all negotiations and proceedings with respect to such shares. NetPlex agrees that, without the prior written consent of CompLink, it shall not voluntarily make any payment with respect to, or settle or offer to settle, any demand or purported demand respecting such shares.

                      2.6.2 DISSENTING WORK SHARES. Holders of Dissenting Work Shares shall have those rights, but only those rights, specified in Section 910 of the New York Code. Work shall give CompLink prompt notice of any demand, purported demand or other written communication received by Work with respect to any Dissenting Work Shares or shares claimed to be Dissenting Work Shares, and CompLink shall have the right to participate in all negotiations and proceedings with respect to such shares. Work agrees that, without the prior written consent of CompLink, it shall not voluntarily make any payment with respect to, or settle or offer to settle, any demand or purported demand respecting such shares.


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                  2.7 REGISTRATION.

                      2.7.1 FORM S-4. The CompLink Common to be issued in the Mergers shall be registered under the 1933 Act on the S-4. As promptly as practicable after the date hereof: (i) the Merger Partners and CompLink shall prepare and file with the SEC the Proxy Statement and any other documents required by the Exchange Act in connection with the Mergers; (ii) CompLink shall prepare and file with the SEC the S-4 and any other documents required by the SEC under the 1933 Act in connection with the Mergers; and (iii) CompLink shall prepare and file a listing application with NASDAQ and any other forms or documents required by the SEC (including, without limitation the filing of Forms 8-K and 10-C by CompLink when appropriate). Each of CompLink and the Merger Partners shall use its best efforts to have the S-4 declared effective under the 1933 Act as promptly as practicable after such filing. CompLink shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of CompLink Common in the Mergers. The Merger Partners shall furnish to CompLink all information concerning the Merger Partners as may be reasonably requested in connection with any action contemplated by this Section 2.7.1.

                  2.8 TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization in accordance with the provisions of Section 368(a) of the Code and a tax-free exchange in accordance with the provisions of Section 351 of the Code and to consummate the Mergers in accordance therewith.

                  2.9 DIRECTORS. The directors of CompLink shall serve as the directors of CompLink until the Effective Time. As of the Effective Time and as a result of the Mergers, the directors of CompLink shall increase the number of directors to seven (7) and the persons listed on SCHEDULE 2.9 hereto shall become the directors of CompLink and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of CompLink, or as otherwise provided by law.

                  2.10 OFFICERS. The officers of CompLink shall serve as the officers of CompLink until the Effective Time. As of the Effective Time, the persons listed on SCHEDULE 2.10 hereto shall be appointed by the Board of Directors of CompLink as the officers of CompLink and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the By-Laws of CompLink, or as otherwise provided by law.


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                                   ARTICLE III

                      MUTUAL REPRESENTATIONS AND WARRANTIES

         Each of CompLink (together with its Subsidiary for purposes of Sections
3.3 through 3.25) and the Merger Partners (together with any of its Subsidiaries for purposes of Sections 3.3 through 3.25) is a "Company" for the purposes of the representations and warranties made pursuant to this Article III. Each Company's representations and warranties are made with respect to said Company and are not with respect to any other entity defined as a "Company" herein, except that with respect to Work, for purposes of the representations and warranties made by it pursuant to this Article 3, such representations and warranties are meant to include Software. For purposes of Section 3.1 and 3.2 only, N Acquisition Corp. and V Acquisition Corp, when each is formed, shall be a "Company". Any disclosure delivered by one Company to another party pursuant to this Article shall have been delivered on or prior to the date hereof and certified by an officer of the delivering Company as true, accurate and complete, shall specifically refer to this Agreement and shall identify the Section of this Agreement requiring the delivery of such disclosure (each such disclosure being referred to herein as an "Officer-Certified Disclosure Statement"). CompLink hereby represents and warrants to each of the Merger Partners, and each of the Merger Partners hereby represents and warrants to CompLink and each of the other Merger Partners that, except as set forth in an Officer-Certified Disclosure Statement of such Company:

                  3.1 ORGANIZATION AND AUTHORITY. The Company and each of its
Subsidiaries: (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all agreements to which the Company is or will be a party that are exhibits to this Agreement; and (c) is qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on its business or consolidated financial condition. The Company has made available to each other party for inspection complete and correct copies of its Articles or Certificates of Incorporation, as amended, and By-Laws as in effect on the date hereof and true, complete and correct copies of minutes of any and all meetings and actions taken by written consent of its Board of Directors and shareholders, since inception.

                  3.2 AUTHORITY RELATING TO THIS AGREEMENT; NO VIOLATION OF OTHER INSTRUMENTS.


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                      3.2.1 The Company has all requisite corporate power and
authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and all agreements to which the Company is or will be a party that are exhibits to or provided for in this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, other than shareholder approval as contemplated by Sections 6.4 and 7.4 hereof and, when so approved and assuming execution of this Agreement and such other agreements by each of the other parties thereto, this Agreement and such other agreements will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights generally; and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

                      3.2.2 Neither the execution of this Agreement or any other agreement to which the Company is or will be a party that is an exhibit to or provided for in this Agreement nor the performance of any of them by the Company will: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to the Company; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under or otherwise give another party the right to terminate, or result in the creation of any lien, charge, or encumbrance upon any of the assets or properties of the Company pursuant to any indenture, mortgage, lease, agreement or other material instrument to which the Company is a party or by which it or any of its assets or properties are bound, including all Contracts (as defined in Section 3.19);
(iii) permit the acceleration of the maturity of any material indebtedness of the Company or of any other person secured by the assets or properties of the Company; or (iv) violate or conflict with any provision of the Company's Articles or Certificate of Incorporation, By-Laws, or similar organizational instruments.

                      3.2.3 Except as contemplated in Sections 2.4, 2.5, 2.7, 6.4, 6.8, 6.14, 7.4, 7.7, 7.10 and 7.13 of this Agreement, no consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be made or obtained by the Company in order to permit the execution, delivery or performance of this Agreement or any other agreement to which the Company is or will be a party that is an exhibit to this Agreement by the Company, or the consummation of the transactions contemplated by this Agreement and such other agreements.

                  3.3 COMPLIANCE WITH LAW. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of the Company's business as now conducted by it, the lack of which would materially and adversely affect the business, properties or condition, financial or otherwise, of the Company. The Company is not in violation of any decree, judgment, order, law or regulation of any court or other governmental body (including without limitation, applicable environmental protection legislation and regulations, equal employment and civil rights regulations, wage and hour regulations and the withholding and payment of social security taxes and occupational health and safety legislation), which violation would materially and adversely affect the business, properties or condition, financial or otherwise, of the Company.

                  3.4 INVESTMENTS IN OTHERS. Section 3.4 of the Officer-Certified Disclosure Statement of the Company contains a list of each corporation, association, partnership, joint venture or other entity in which the Company, directly or indirectly, owns an equity interest and sets forth the Company's percentage interest by voting rights and by profits, in each such entity. Except for the entities identified in such list, the Company does not own any interest in or control, directly or indirectly, nor conduct any part of its business operations through, any Subsidiaries or any other entity.

                  3.5 TAX MATTERS. All tax returns and reports with respect to the Company required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and have been true and correct in all material respects and all taxes, fees or other governmental charges of any nature shown to be due thereon or which were required to have been paid have been paid when due or if not yet due have been adequately provided for. The Company has no knowledge of any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against the Company, including any liability for the payment of taxes of any kind: (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person; or (ii) a member of an affiliated or combined group. The Company has no knowledge of any tax audit of the Company by any taxing or other authority in connection with any of its fiscal years; the Company has no knowledge of any such audit currently pending or threatened, no waivers of statutes of limitations have been requested with respect to the Company by any tax authority and there are no tax liens on any of the properties of the Company. The Company has not made an election to be treated as a "consenting corporation" under
Section 341(f)
of the Code, and the Company is not a party to any written or oral, formal or informal, agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code) which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under Section 280G of the Code.

                  3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date (the "Balance Sheet Date") of the most recent balance sheet delivered by the Company pursuant to Section 4.2 or 5.2, as the case may be (the "Balance Sheet"), except as contemplated by this Agreement, there have been no material adverse changes, including, without limitation, any of the following in the condition, financial or otherwise, assets, liabilities, business or the results of operations of the Company, other than changes in the ordinary course of business which in the aggregate have not been materially adverse:

                         (a) the Company has not entered into any material
transaction other than in the ordinary course of business;

                         (b) there have been no material losses or damage to any
of the assets or properties of the Company due to fire or other casualty, whether or not insured;

                         (c) there has been no increase or decrease in the rates
of direct compensation payable or to become payable by the Company to any employee, agent or consultant (other than routine increases made in the ordinary course of business), or any bonus, percentage compensation, service award or other like benefit, granted, made or accrued to or to the credit of any such employee, agent or consultant, or any material welfare, pension, retirement or similar payment or arrangement made or agreed to be made by the Company (other than such events occurring pursuant to any previously existing benefit plan or collective bargaining agreement);

                         (d) the Company has not executed, created, amended or
terminated any material contract, except in the ordinary course of business;

                         (e) the Company has not declared or paid any dividend
or made any distribution on its capital stock, nor redeemed, purchased or otherwise acquired any of its capital stock or issued any capital stock, other than as a result of the exercise of options outstanding on the Balance Sheet Date [under its stock incentive plans identified in Section 4.1 or 5.1, as the case may be];

                         (f) the Company has not received notice that there has
been a cancellation of an order for its products or a loss of a customer of the Company, the cancellation or loss of which would materially adversely affect the condition, financial or otherwise, business or results of operations of the Company;

                         (g) there has been no resignation or termination of
employment of any officer or key employee of the Company and the Company does not know of the impending resignation or termination of employment of any officer or key employee of the Company;

                         (h) there has been no material change in the contingent
obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise:

                         (i) there have been no loans made by the Company to its
employees, officers or directors, other than travel advances and other advances made in the ordinary course of business;

                         (j) to the best of the Company's knowledge, there has
been no waiver or compromise by the Company of a material right or of a material debt owed to it;

                         (k) the Company has not made or agreed to make any
disbursements or payments of any kind to any member or members of its Board of Directors, other than travel advances made in the ordinary course of business and salaries to Directors who are employees;

                         (l) there have been no capital expenditures by the
Company exceeding $40,000 in the aggregate;

                         (m) there has been no change in accounting methods or
practices (including without limitation, any change in depreciation or amortization policies or rates) by the Company;

                         (n) there has been no material revaluation by the
Company of any of the assets or properties of the Company;

                         (o) there has been no material sale or transfer of any
of the assets or properties of the Company, except in the ordinary course of business;

                         (p) there has been no loan by the Company to any person
or entity;

                         (q) there has been no commencement or notice of threat
of commencement of any governmental proceeding against or investigation of the Company or its affairs;

                         (r) there has been no revocation of license or right to
do business granted to the Company;

                         (s) the Company has not paid any obligation or
liability (fixed, contingent or otherwise) or discharged or satisfied any lien, or settled any liability, claim, dispute, proceeding, suit or appeal pending or threatened against it, except for current liabilities incurred in the ordinary course of business; and

                         (t) there has been no agreement or commitment by the
Company to do or perform any of the acts described in this Section 3.6.

                  3.7 INVENTORIES. The inventories shown on the Balance Sheet of the Company are of a quantity and quality useable and saleable in accordance with good business practices and represent a distribution of the types of inventories utilized in the business of the Company in accordance with good business practices. Additions and deletions from the inventories since the Balance Sheet Date have been in the ordinary course of business. The amounts shown for inventories on the Balance Sheet of the Company have been determined in accordance with generally accepted accounting principles on a first-in, first-out basis and are stated at lower of cost or market. All of the inventories currently held by the Company were produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and the regulations and orders issued under Section 14 thereof by the United States Department of Labor. The Company has not received any property on consignment or approval which is not so reflected on its inventory records.

                  3.8 ACCOUNTS RECEIVABLE. The accounts receivable of the Company shown on the Balance Sheet as of the Balance Sheet Date, or thereafter generated by the Company prior to the date hereof, have been generated in the ordinary course of business, are genuine obligations enforceable in accordance with their terms and represent undisputed and bona fide indebtedness owed to the Company without defenses, set offs or counterclaim and have been or are (as the case may be) collectible within 120 days from the date of Closing in amounts not less than the aggregate amounts thereof carried on the books of the Company reduced by the reserves for discounts and bad debts taken on the Balance Sheet.

                  3.9 TITLE TO PROPERTY. The Company has good title to its property and assets, free and clear of all title defects, objections, encumbrances and liens, except such encumbrances and liens that arise in the ordinary course of business, including statutory liens, and do not impair the Company's ownership or use of such property or assets in any material respect, and the lien of current taxes not yet due and payable. With respect to the property and assets it leases, all of such leases are valid and enforceable and are not in default by the Company, or, to the knowledge of the Company, are any of the other parties thereto in default thereof.

                  3.10 REAL PROPERTY. The Company does not own any real property. Section 3.10 of the Officer Certified Disclosure Statement of the Company contains a list of all leases for real property to which the Company is a party, the square footage leased with respect to each lease and the expiration date of each lease. All such leases are, to the knowledge of the Company, valid and enforceable and are not in default. There are no outstanding contracts made by the Company for any improvements made to the real property leased or occupied by the Company that have not been paid for.

                  3.11 PATENTS, TRADEMARKS, TRADE NAMES AND COPYRIGHTS. Section
3.11 of the Officer-Certified Disclosure Statement contains a list of all patents, trademarks, trade names, copyrights owned by or used by the Company. All of the processes, designs, formulas, inventions, trade secrets, know-how, technology or other proprietary rights which are material to the conduct of the Company's business are owned or are useable by the Company. To the best of its knowledge, the conduct of its business by the Company does not infringe any patent, trademark, trade name, copyright, trade secret, or other proprietary right of any other person. No litigation is pending or, to the knowledge of the Company, has been threatened against the Company or any officer, director, shareholder, employee or agent of the Company, and the Company has not received any communication regarding the infringement of any patents, trademarks or trade names of any other party or for the misuse or misappropriation of any trade secret, know-how or other proprietary right owned by any other party nor, to the best knowledge of the Company, does any basis exist for such litigation. To the best of the Company's knowledge, there has been no infringement or unauthorized use by any other party of any patent, trademark, trade name, copyright, process, design, formula, invention, trade secret, know-how, technology or other proprietary right belonging to the Company.

                  3.12 WARRANTIES. The Company has made no warranties or guarantees relating to its products or services other than as implied or required by law or as set forth in its standard contracts and the customary terms and conditions applicable thereto. Section 3.12 of the Officer-Certified Disclosure Statement of the Company contains a list of all warranty and indemnification obligations of the Company relating to patents and other proprietary rights.

                  3.13 LITIGATION. Neither the Company nor any officer or director of the Company is a party to any pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which is required to be disclosed in the S-4 or which could have a material adverse effect on: (a) the condition, financial or otherwise, business or the ability of the Company to conduct its business substantially as heretofore conducted or results of operations of the Company; or (b) the transactions contemplated by this Agreement; nor, to the best of the Company's knowledge, does any basis exist for any such action, suit, proceeding or investigation. The Company is not and has not been subject to any pending or, to its knowledge, threatened product liability claim; nor, to its knowledge, does any basis exist for any such claim. The Company is not subject to any decree, judgment, order, law or regulation of any court or other governmental body which could have a material adverse effect on the condition, financial or otherwise, business or results of operations of the Company or which could prevent the transactions contemplated by this Agreement.

                  3.14 PROTECTION OF INTANGIBLE PROPERTY. To the Company's knowledge, the Company's source codes and trade secrets have not been used, distributed or otherwise commercially exploited under circumstances which have caused, or with the passage of time could cause, the loss of copyright or trade secret status.

                  3.15 PERSONNEL; EMPLOYEE PLANS. Section 3.15 of the Officer-Certified Disclosure Statement of the Company contains a list of: (a) all employment, bonus, profit sharing, deferred compensation, percentage compensation, employee benefit plans, incentive plans, pension or retirement plans, stock purchase and stock option plans, oral or written contracts or agreements with directors, officers, employees or unions, or consulting agreements, to which the Company is a party or is subject as of the date of this Agreement; and (b) all group insurance programs in effect for employees of the Company. The Company is not in any material default with respect to any of the obligations so listed. The Company has delivered complete and correct copies of all such obligations (to the extent they are in writing or written descriptions to the extent they are oral) to the other Company. The Company has no union contracts or collective bargaining agreements with, or any other obligations to employee organizations or groups relating to the Company's business, nor is the Company currently engaged in any labor negotiations, except in minor grievances not involving any employee organization or group, nor, to the knowledge of the Company, is the Company the subject of any union organization affecting its business. There is no pending or, to the Company's knowledge, threatened labor dispute, strike or work stoppage affecting the Company's business. All plans described in Section 3.15 of the Officer-Certified Disclosure Statement are in full compliance with applicable provisions of the Employees Retirement Income Security Act of 1974 ("ERISA") and regulations issued under ERISA, and there is no unfunded liability with respect to such plans, and to the knowledge of the Company, there are no pending, threatened or anticipated claims (other than routine claims) for benefits by, on behalf of, or against any of such plans. Neither the Company nor any of the plans subject to ERISA, nor any fiduciary thereof, has engaged in a transaction subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in connection with which the Company has directly or indirectly sponsored or contributed to a defined benefit pension plan as defined in Section 414(j) of the Code. The Company has never sponsored or contributed to a defined benefit pension plan as defined in
Section 414(j) of the Code. Section 3.15 of the Officer-Certified Disclosure Statement also lists the amount payable to employees of the Company under other fringe benefit plans.

                  3.16 CERTAIN PAYMENTS. To the knowledge of the Company, neither the Company, nor any shareholder, director, officer, employee or agent of the Company, has made or caused to be made, directly or indirectly, the payment of any consideration whatsoever to any public official, candidate for public office, political party, or other third person in connection with the business or operations of the Company, or pertaining to the Company's relations with any customer, supplier, or creditor, in contravention of the law of any applicable jurisdiction.

                  3.17 BROKERS AND FINDERS. Neither the Company nor any shareholder, director, officer, employee or agent of the Company has retained any broker, finder or investment banker in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold each other Company harmless against all claims for brokers', finders' or investment bankers' fees made or asserted by any party claiming to have been employed by the Company or any shareholder, director, officer, employee or agent of the Company and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

                  3.18 ORDER BACKLOG. Section 3.18 of the Officer- Certified Disclosure Statement of the Company contains a list of the aggregate backlog of orders for the Company's products as of September 30, 1995. All such orders have been or will be filled by the Company in the ordinary course of business, and the Company knows of no reason why any customer placing any such order may refuse delivery of the ordered products or fail timely to pay for such products in accordance with the terms of such orders.

                  3.19 CONTRACTS. Section 3.19 of the Officer-Certified Disclosure Statement lists all oral or written agreements, notes, instruments, or contracts to which the Company is a party or by which its assets or properties may be bound which involve the payment or receipt of more than $100,000 (on an annual basis), or which have a term of more than one year, or which involve intellectual property, or which are employment or consulting agreements between the Company and one of its employees or consultants (the "Contracts"). The Company is not in default in performance of its obligations under any material provisions of such Contracts nor does it know of any event or state of facts which with notice or the passage of time or both could cause it to be in default. The Company has no knowledge of any violation of any Contract by any other party thereto and has no knowledge of any intent by any other party to a Contract not to perform its obligations in all material respects under such Contract.

                  3.20 SHAREHOLDERS AND EMPLOYEES. None of the shareholders, directors or management personnel of the Company is presently a party to any transaction with the Company, including without limitation, any contract, agreement or other arrangement: (a) providing for the furnishing of services to or by; (b) providing for rental of real or personal property to or from; or (c) otherwise requiring payments to or from any shareholder, director or management personnel, or any member of the family of any shareholder, director or management personnel or any corporation, trust or other entity in which any shareholder, director or management personnel has a substantial interest or is an officer, director, investor or partner.

                  3.21 ABSENCE OF ENVIRONMENTAL LIABILITIES. So far as is known to the Company, neither the Company nor the real property owned, leased or occupied by the Company is in violation of any applicable federal, state or local law, ordinance, regulation or order relating to industrial hygiene, worker safety, public health and safety, environmental protection, or Hazardous Materials (as defined below) on, under or about such real property, including the soil and ground water underlying such real property. No current use of or condition at the real property owned, leased or occupied by the Company constitutes a public or private nuisance. Any handling, transportation, storage, treatment or use of Hazardous Material (as defined below) by the Company that has occurred on the real property owned, leased or occupied by the Company during the Company's ownership, tenancy, or occupancy and prior to the Closing Date has been and will be as of the Closing Date in compliance with all applicable laws, ordinances, regulations and orders relating to Hazardous Material. As used herein, the term "Hazardous Material" means any substance, material or waste which is or becomes regulated as "hazardous" or "toxic" by any local government authority, the State of New York, any other state or the United States Government, including without limitation, any material or substance which is: (1) petroleum; (2) asbestos; (3) defined as a "substance hazardous to the environment" under Article 37 of New York and any regulations applicable thereunder; or (4) defined as a 'hazardous substance' under Section 101 or

Section 102 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"), and any regulations applicable thereunder. So far as is known to the Company, the real property owned, leased or occupied by the Company, including without limitation, the soil and groundwater on or under such real property, is free of any significant release of any Hazardous Material. No notification of release of Hazardous Material pursuant to CERCLA or the federal Clean Water Act, or any state or local environmental law or regulatory requirement has been received by the Company as to any of such real property. So far as is known to the Company, no hazardous wastes generated by the Company or any of its affiliates in operating the Company's business have ever been sent directly or indirectly to any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of hazardous substances sites requiring investigation or clean-up, nor has the Company arranged for the transportation, treatment, or disposal at any site of any Hazardous Material. The Company has not received from any governmental authority or third party any requests for information, notices of claim, demand letters, or other notification that, in connection with the conduct of its business, it is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Material at any site.

                  3.22 POWER OF ATTORNEY; SURETYSHIPS. The Company has no power of attorney outstanding, nor has any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person, corporation, partnership, joint venture, association, organization or other entity.

                  3.23 MANUFACTURING AND MARKETING RIGHTS. Except as set forth in Section 3.23 of the Officer-Certified Disclosure Statement, the Company has not licensed any of its products and has not granted any rights to manufacture, produce, assemble, license, market or sell its products to any other person, and is not bound by any agreement that affects the Company's exclusive rights to develop, manufacture, assemble, distribute, market or sell its products.

                  3.24 PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information relating to the Company and its Subsidiaries or their respective officers and directors supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of shareholders of the Company to vote upon this Agreement, the

Mergers and related transactions, or, in the case of the Registration Statement, at the time it becomes effective under the 1933 Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement insofar as it relates to the Company will comply as to form in all material respects with the provisions of the Exchange Act. If at any time prior to the Effective Time any event with respect to the Company, its officers or directors should occur which is or is required to be described in an amendment or a supplement to the Proxy Statement or the Registration Statement, such event shall be so described and such description in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or in the Proxy Statement or the Registration Statement or necessary to make the statements therein or in the Registration Statement or Proxy Statement not false or misleading.

                  3.25 ACCURACY OF DOCUMENTS AND INFORMATION. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, Schedules or Exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement by the Company to the other Company, including, without limitation, the Officer-Certified Disclosure Statement of the Company, are and will be complete and correct in all material respects. All information in the Officer-Certified Disclosure Statement of the Company is as of the date hereof or such earlier date as is specified therein, and there have been no material changes in the information set forth therein between the date so specified and the date of this Agreement, except as updated in the ordinary course of business, or as otherwise agreed to by CompLink and the Merger Partners. No representations or warranties made by the Company in this Agreement, nor any document, written information, statement, financial statement, certificate, Schedule or Exhibit furnished directly to the other Company pursuant to this Agreement or in the Officer-Certified Disclosure Statement of the Company contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE MERGER PARTNERS

         The Merger Partners hereby jointly and severally represent and warrant to CompLink, N Acquisition Corp. and V Acquisition

Corp. that as of the date hereof and as of the Closing, except as set forth in the Officer-Certified Disclosure Statement of the Merger Partners:

                  4.1 CAPITALIZATION. The authorized capital stock of (i) NetPlex is 20,000,000 shares of Common Stock, of which 14,877,500 shares of Common Stock are issued and outstanding, (ii) Work is 25,000,000 shares of Common Stock, of which 10,000,000 shares of Common Stock are issued and outstanding and of which 7,918,750 Shares will be outstanding on the Closing Date. In addition, immediately prior to the merger of Software and Work there were 100 shares of Common Stock of Software authorized all of which shares were issued and outstanding. A list of all of the shareholders of NetPlex, Work, and Software, respectively, with the number of shares owned by each as of the date hereof is provided in Section 4.1 of the respective Officer-Certified Disclosure Statements of the Merger Partners. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable. Work has outstanding options to purchase 575,000 shares of Work Common pursuant to the Work Plan and NetPlex has outstanding options to purchase 1,116,000 shares of NetPlex pursuant to the NetPlex Plan. Except as set forth in the preceding sentence, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which NetPlex and Work is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities of their respective securities. None of the Merger Partners is a party or subject to any agreement or understanding which affects or relates to the voting or giving written consents with respect to any security of the Company, or which requires any limitations in its charter, by-laws or otherwise. A list of all the option holders of Work and NetPlex is provided in Section 4.1 of the Officer-Certified Disclosure Statement of the Merger Partners which includes the holder, the term and the exercise price of each.

                  4.2 FINANCIAL STATEMENTS. The Merger Partners have delivered the following financial statements of the Merger Partners (the "the Merger Partners' Financial Statements") to CompLink: (a) a Balance Sheet (unaudited) of NetPlex as of September 30, 1995 and Statements of Operations, (unaudited) during the three (3) years ended 12/31/92, 12/31/93, 12/31/94 and the nine months ended 9/30/95; (b) Balance Sheets (unaudited) of Work as of 12/31/94, 6/30/95 and 9/30/95; (c) a Balance Sheet of Software (unaudited) as of 12/31/94 and Statements of Cash Balances and Receivables of Software (unaudited) as of 9/30/95. Each of the Merger Partner's Financial Statements together with the notes thereto is in accordance with the books and records of the applicable Merger Partner, fairly presents the financial position and results of operations of the applicable Merger Partner for the period indicated, and has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except for the Statements of Cash Balances and Receivables of Software and except that the unaudited financial statements do not contain all footnotes required under GAAP and are subject to year-end adjustments. As promptly as the same are available, but no later than January 31, 1996, the Merger Partners shall deliver final audited Merger Partners' Financial Statements.

                  4.3 ABSENCE OF UNDISCLOSED LIABILITIES. As of September 30, 1995, no Merger Partner had any material liabilities (absolute or contingent) not shown or provided for in full on the Balance Sheet dated September 30, 1995 of NetPlex the Balance Sheet dated December 31, 1994 of Software, and the Balance Sheet dated September 30, 1995 of Work included in the Merger Partners' Financial Statements, other than liabilities incurred in the ordinary course of business subsequent to the respective dates of each balance sheet, and obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Merger Partners' Financial Statements, which in both cases, individually and in the aggregate, are not material to the financial condition or operating results of any Merger Partner.

                  4.4 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of the Merger Partners contained in this Agreement shall be deemed to have been made again at and as of the Closing (including the update of the Officer-Certified Disclosure Statement of the Merger Partners referred to in Section 8.1 of this Agreement) and shall be true in all material respects.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF COMPLINK

         CompLink hereby represents and warrants to each of the Merger Partners that as of the date hereof and as of the Closing, except as set forth in the Officer-Certified Disclosure Statement of CompLink:

                  5.1 CAPITALIZATION. The authorized capital stock of CompLink is 2,000,000 shares of Preferred Stock, none of which is issued and outstanding, and 10,000,000 shares of CompLink Common, 3,197,608 of which are issued and outstanding. Other than options to purchase 932,000 shares of CompLink Common granted under the CompLink Plan, the Directors Plans, the Consultants Options and the Consultant's Plan; the GKN Options; and warrants to purchase 220,000 shares of CompLink Common, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which CompLink is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities, other than as set forth in this Agreement. A list of all the option and warrant holders of CompLink is provided in Section 5.1 of the Officer-Certified Disclosure Statement of CompLink which includes the holder, the term and the exercise price of each.

                  5.2 FINANCIAL STATEMENTS. CompLink has delivered the following consolidated financial statements of CompLink (the "CompLink Financial Statements") to the Merger Partners: Audited Balance Sheets of CompLink dated as of July 31, 1994 and 1995, together with audited Statements of Operations, Shareholders' Equity and Cash Flows during the three years ended July 31, 1995 and a Statement of Cash Balances of CompLink dated as of September 30, 1995. Each CompLink Financial Statement together with the notes thereto is in accordance with the books and records of CompLink, fairly presents the financial position and results of operations of CompLink for the period indicated, and has been prepared in accordance with GAAP consistently applied.

                  5.3 ABSENCE OF UNDISCLOSED LIABILITIES. As of July 31, 1995, CompLink had no material liabilities (absolute or contingent) not shown or provided for in full on the Balance Sheet dated July 31, 1995, included in the CompLink Financial Statements, other than liabilities incurred in the ordinary course of business subsequent to July 31, 1995, and obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the CompLink Financial Statements, which in both cases, individually and in the aggregate, are not material to the financial condition or operating results of CompLink.

                  5.4 EXCHANGE ACT REPORTS. Since the time that the CompLink Common has been registered under the Exchange Act, CompLink has filed within the time period permitted all reports required to be filed under the Exchange Act. Each of such reports was complete and correct in all material respects when filed and did not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  In addition to any disclosure required by Sections 5.1 through
5.4 hereof, the Officer-Certified Disclosure Statement of CompLink shall provide the following information, which shall be updated as provided in Section [8.1] hereof:

                  5.5 ACTIVITIES OF SUBSIDIARIES. Each of N Acquisition Corp. and V Acquisition Corp will be formed for the purpose of participating in the Mergers as contemplated in this Agreement. Prior to the Effective Time, none of such corporations will carry on any business.

                  5.6 NASDAQ LISTING. CompLink Common satisfies all the criteria for listing or quotation of its common shares on NASDAQ, and since the time that the CompLink Common has been approved for listing and quotation on NASDAQ, CompLink has received no communication questioning its right to continue said listing or quotation.

                  5.7 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of CompLink contained in this Agreement shall be deemed to have been made again at and as of the Closing (including the update of the Officer-Certified Disclosure Statement of CompLink referred to in Section
8.2 of this Agreement) and shall be true in all material respects.

                                   ARTICLE VI

              CONDITIONS TO THE OBLIGATIONS OF THE MERGER PARTNERS

         The obligations of the Merger Partners to consummate the Merger (New
York) and the Merger (Virginia) are subject to the fulfillment, at or before the Closing of all the following conditions, any one or more of which may be waived by the Merger Partners.

                  6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of CompLink contained in this Agreement shall be deemed to have been made again at and as of the Closing (including the update of the Officer-Certified Disclosure Statement of CompLink referred to in Section
8.2 of this Agreement) and shall be true in all material respects.

                  6.2 COVENANTS PERFORMED. All of the obligations of CompLink, N Acquisition Corp., V Acquisition Corp. and the Merger Partners, to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

                  6.3 CERTIFICATE. At the Closing, the Merger Partners shall have received a certificate signed by an officer of CompLink to the effect that the representations and warranties of CompLink contained in this agreement are true, complete and correct as though they had been repeated at and as of the closing, and nothing shall have come to the attention of the Merger Partner that would make any representation or warranty incorrect or incomplete and the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

                  6.4 SHAREHOLDER APPROVAL. This Agreement and the Merger Agreements shall have been duly approved in accordance with applicable law by the shareholders of the Merger Partners, N Acquisition Corp., V Acquisition Corp. and CompLink.

                  6.5 DISSENTING MERGER PARTNERS SHARES. No more than 10% of the outstanding shares of NetPlex Common or Work Common shall be eligible to become Dissenting NetPlex Shares or Dissenting Work Shares, respectively and no more than 10% of the outstanding shares of Common Stock of Software exercised dissenters' rights with respect to the merger of Software and Work.

                  6.6 TAX-FREE REORGANIZATION. The Merger Partners shall have received the opinion of their tax adviser to the effect that the Merger (New
York), the Merger of Software into a Work subsidiary and the Merger (Virginia) will constitute tax-free reorganizations within the meaning of Section 368(a) or a tax-free exchange under Section 351 of the Code, which opinion shall be substantially similar to the opinion delivered to CompLink pursuant to Section
7.5. In preparing the tax opinion, the adviser may rely upon (and to the extent reasonably required, the parties shall make and use their best efforts to cause their directors and shareholders to make) reasonable representations relating thereto.

                  6.7 OPINION OF COUNSEL TO COMPLINK. Olshan Grundman Frome & Rosenzweig LLP, counsel to CompLink, shall have issued an opinion in favor of the Merger Partners covering the matters set forth in Exhibit I.

                  6.8 APPROVAL FOR LISTING. The CompLink Common to be issued hereunder shall have been approved for listing or quotation on NASDAQ, and CompLink shall have duly notified such exchange or inter-dealer quotation system of the proposed issuance of CompLink Common pursuant to the Mergers.

                  6.9 AFFILIATES AGREEMENTS. CompLink shall have delivered to the Merger Partners the letter required by Section 8.12 naming all persons who are considered to be "affiliates" of CompLink, and each such affiliate shall have executed and delivered an Affiliates Agreement to CompLink.

                  6.10 REGISTRATION STATEMENT. The Registration Statement shall have become effective under the 1933 Act and shall not be the subject of any stop order.

                  6.11 MATERIAL CHANGES IN THE BUSINESS OF COMPLINK BETWEEN THE DATE OF THIS AGREEMENT AND THE CLOSING. There shall have been no material adverse change in the financial position, results of operations, assets, liabilities or business of CompLink between the date of this Agreement and the Closing.

                  6.12 NO ACTION TO PREVENT COMPLETION. No action to enjoin the transactions contemplated by this Agreement shall have been instituted and be pending.

                  6.13 CONSENTS. Each of the Merger Partners and CompLink shall have received in writing all consents, approvals and waivers required in connection with the Mergers: (a) from parties to material agreements, indentures, mortgages, franchises, licenses, permits, leases and other instruments set forth in the Officer-Certified Disclosure Statement of the Merger Partners and CompLink; and (b) from all applicable governmental authorities whose approval or consent to the transactions contemplated by this agreement is required.

                  6.14 AMENDMENT TO COMPLINK PLAN. The Board of Directors of CompLink shall have approved an amendment to the CompLink Plan (subject to stockholder approval) increasing the number of shares of CompLink Common authorized to be issued under the CompLink Plan to 3,000,000 CompLink Common. CompLink agrees that it shall seek stockholder approval of the amendment to the CompLink Plan at a meeting of stockholders to be held within 60 days after the Closing Date. CompLink shall file (i) a listing application with NASDAQ for listing the additional CompLink Common shares on NASDAQ and (ii) with the SEC within 30 days following stockholder approval of the amendment to the CompLink Plan a registration statement on Form S-8 under the 1933 Act covering the additional 3,000,000 shares of CompLink Common. CompLink shall use its best efforts to qualify as soon as practicable after stockholder approval of the amendment to the CompLink Plan under applicable state securities law, as and where determined by CompLink, the issuance of such shares of CompLink Common issuable upon exercise of the CompLink Options and CompLink Warrants as well as such shares of CompLink Common issuable upon the exercise of options granted in connection with Sections 2.3.1 and 2.3.2 hereof.

                  6.15 EMPLOYMENT AGREEMENTS. At the Closing, CompLink shall enter into employment agreements with each of Gene Zaino, John Thompson, Stan Fischer and Michael O'Connor in the forms attached hereto as Exhibits C, D, E and F.

                  6.16 DOCUMENTATION. All actions, proceedings, instruments, resolutions, certificates and documents reasonably requested by the Merger Partners to be executed and delivered to CompLink, N Acquisition Corp., and V Acquisition Corp. in order to carry out this Agreement and to consummate the Mergers, and all of the relevant legal matters, shall be reasonably satisfactory to the Merger Partners and their counsel.

                  6.17 CHANGE IN MAJORITY OF DIRECTORS NOTICE. If required, materials shall have been filed with the Securities and Exchange Commission and mailed to all stockholders of Complink, in such form as required pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended, relating to the change in the majority of directors of Complink.

                  6.18 GENE ZAINO CONSULTING. CompLink shall not have committed a material breach of the Consulting Agreement with Gene Zaino dated as of November 20, 1995 and attached hereto as Exhibit G.

                                   ARTICLE VII

                    CONDITIONS TO THE OBLIGATIONS OF COMPLINK

         The obligations of CompLink, N Acquisition Corp., and V Acquisition Corp. to consummate the Merger (New York) and Merger (Virginia) are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by CompLink:

                  7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of the Merger Partners contained in this Agreement shall be deemed to have been made again at and as of the Closing (including the update of the Officer-Certified Disclosure Statement of the Merger Partners referred to in Section 8.2 of this Agreement) and shall be true in all material respects.

                  7.2 COVENANTS PERFORMED. All of the obligations of the Merger Partners to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

                  7.3 CERTIFICATE. At the Closing, CompLink shall have received a certificate signed by an officer of each of the Merger Partners to the effect that the representations and warranties of CompLink contained in this agreement are true, complete and correct as though they had been repeated at and as of the closing, and nothing shall have come to the attention of the Merger Partner that would make any representation or warranty incorrect or incomplete and the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

                  7.4 SHAREHOLDER APPROVAL. This Agreement and the Merger Agreements shall have been duly approved in accordance with the applicable law by the shareholders of the Merger Partners and CompLink.

                  7.5 DISSENTING COMPLINK SHARES. No more than 10% of the outstanding shares of CompLink shall be eligible to become Dissenting CompLink Shares.

                  7.6 TAX-FREE REORGANIZATION. CompLink shall have received the opinion of its counsel to the effect that the Merger (New York) and Merger (Virginia) will constitute a tax-free reorganization within the meaning of
Section 368(a) or a tax-free exchange under Section 351 of the Code, which opinion shall be substantially similar to the opinion delivered to the Merger Partners pursuant to Section 6.6. In preparing the tax opinion, counsel may rely upon (and to the extent reasonably required, the parties shall make and use their best efforts to cause their directors and shareholders to make) reasonable representations relating thereto.

                  7.7 OPINION OF COUNSEL TO THE MERGER PARTNERS. Edward J. Walsh Jr., counsel to the Merger Partners, shall have issued an opinion in favor of CompLink in the form of Exhibit J which opinion may rely on those addressed to him and CompLink concerning laws of jurisdictions other than New York provided said opinions indicate that they may be relied on.

                  7.8 APPROVAL FOR LISTING. The CompLink Common issuable pursuant to this Agreement shall have been approved for listing or quotation on NASDAQ, and CompLink shall have duly notified NASDAQ of the proposed issuance of CompLink Common pursuant to the Mergers.

                  7.9 AFFILIATES AGREEMENTS. The Merger Partners shall have delivered to CompLink the letter required by Section 8.12 naming all persons who would be considered "affiliates" of CompLink, and each such affiliate shall have executed and delivered an Affiliates Agreement to CompLink.

                  7.10 THE REGISTRATION STATEMENT. The Registration Statement shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  7.11 MERGER OF WORK AND SOFTWARE. Work and Software shall have executed and filed a merger agreement with the Secretary of State of the State of New York and the Secretary of State of the State of New Jersey, respectively, and by virtue of such filing, Software shall have been merged with and into a subsidiary of Work pursuant to Section 907 of the New York Code and Section 14A:10-1 of the New Jersey Code.

                  7.12 MATERIAL CHANGES IN THE BUSINESS OF THE MERGER PARTNERS BETWEEN THE DATE OF THIS AGREEMENT AND THE CLOSING. There shall have been no material adverse change in the financial position, results of operations, assets, liabilities or business of any of the Merger Partners.

                  7.13 NO ACTION TO PREVENT COMPLETION. No action to enjoin the transactions contemplated by this Agreement shall have been instituted and be pending.

                  7.14 CONSENTS. Each of CompLink and the Merger Partners shall have received in writing all consents, approvals and waivers required in connection with the Mergers: (a) from parties to material agreements, indentures, mortgages, franchises, licenses, permits, leases and other instruments set forth in the Officer-Certified Disclosure Statement of the Merger Partners and CompLink; and (b) from all governmental authorities.

                  7.15 DOCUMENTATION. All actions, proceedings, instruments, resolutions, certificates and documents reasonably requested by CompLink to be executed and delivered to the Merger Partners in order to carry out this Agreement and to consummate the Mergers, and all of the relevant legal matters, shall be reasonably satisfactory to CompLink and its counsel.

                  7.16 DISSENTING NETPLEX SHARES AND DISSENTING WORK SHARES. No more than 10% of the outstanding shares of NetPlex Common or Work Common shall be eligible to become Dissenting NetPlex Shares or Dissenting Work Shares.

                  7.17 AUDITED FINANCIAL STATEMENTS. The Merger Partners shall have delivered final audited financial statements to CompLink for the fiscal years ended December 31, 1994 and December 31, 1993 which when taken as a whole, shall present a financial position or results of operations which are not materially different from that reflected on the financial statements previously delivered pursuant to Section 4.2.

                  7.18 CHANGE IN MAJORITY OF DIRECTORS NOTICE. If required, materials shall have been filed with the Securities and Exchange Commission and mailed to all stockholders of CompLink, in such form as required pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended, relating to the change in the majority of directors of CompLink.

                  7.19 MERGER OF SOFTWARE. The merger of Software with and into Work was consummated and no more than 10% of the outstanding shares of Software shall have perfected dissenter's rights under the New Jersey Business Corporation Act.


                                  ARTICLE VIII

                              PRE-CLOSING COVENANTS

         For the purposes of this Article VIII, references to the "business" of a Company shall be taken to include the business of that Company and its Subsidiaries taken as a whole. During the period from the date of this Agreement until the Effective Time, the Merger Partners and CompLink (each sometimes referred to as a "Company" for the purposes of this Article VIII) each severally covenants and agrees as follows:

                  8.1 LOAN AGREEMENT. Simultaneously with the execution of this Agreement, CompLink shall loan to NetPlex $250,000

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

pursuant to the terms of the promissory note (the "Promissory Note") attached as Exhibit H.

                  8.2 ADVICE OF CHANGES. Each Company will promptly advise each other Company in writing: (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; and (b) of any material adverse change in such Company's business. Not less than four days before the Closing, each Company shall deliver to the other Company an update of the Officer-Certified Disclosure Statement previously delivered by such Company, showing any changes which have occurred with respect to the information contained therein since it was originally issued and containing a description of any representation or warranty in this Agreement which is no longer true as of such date. Such update shall be certified by an officer of such Company.

                  8.3 MAINTENANCE OF BUSINESS. Each Company will use its best efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If any Company becomes aware of a deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of the other Company in writing and, if requested by the other Company, will exert its best efforts to restore the relationship.

                  8.4 CONDUCT OF BUSINESS. Each Company will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, and will cause its subsidiaries not to, without the prior written consent of the other Company:

                      8.4.1 borrow any money, except as set forth on the Officer-Certified Disclosure Statement of the Company or contemplated hereby;

                      8.4.2 incur any liability, except for those that may be incurred: (i) in the ordinary course of business, consistent with past practice, and which are not material in amount; (ii) in connection with the performance or consummation of this Agreement; or (iii) with respect to capital expenditures set forth on the Officer-Certified Disclosure Statement of the Company;

                      8.4.3 encumber or permit to be encumbered any of its assets, except in the ordinary course of its business consistent with past practice;

                      8.4.4 dispose of any of its assets, except inventory in the ordinary course of business, consistent with past practice;

                      8.4.5 enter into any material lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business, consistent with past practice;

                      8.4.6 fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                      8.4.7 pay or commit itself to pay any bonus, increased salary, deferred compensation or special remuneration to any officer, employee (other than those paid in the ordinary course of business, consistent with past practice) or consultant or enter into any new employment or consulting agreement with any such person, except in the ordinary course of business, consistent with past practice;

                      8.4.8 change accounting methods;

                      8.4.9 declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (except pursuant to employee stock repurchase agreements upon termination of employment consistent with its past practice);

                      8.4.10 amend or terminate any material contract, agreement or license to which it is a party, except those amended or terminated in the ordinary course of business consistent with past practice, and which are not material in amount;

                      8.4.11 loan any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts;

                      8.4.12 guarantee or act as a surety for any obligation, except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount;

                      8.4.13 waive or release any material right or claim, except in the ordinary course of business, consistent with past practice;

                      8.4.14 issue or sell any shares of its capital stock of any class (except upon the exercise of an option currently outstanding, as disclosed in Section 4.1 or 5.1, as the case may be, or granted in accordance with this Section 8.3.14), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock without the prior written consent of the other Company, which consent shall not be withheld unreasonably if options are being granted for the purpose of recruiting new personnel in accordance with the past practices regarding the pricing, the total number of options granted, the options awarded in relation to the job title of the recipient and the timing of the option awards;

                      8.4.15 accelerate, or take acts that cause the acceleration of the vesting of any outstanding options;

                      8.4.16 split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                      8.4.17 amend its Articles of Incorporation or By-Laws, except as expressly contemplated by or as required to consummate this Agreement or the Merger Agreements;

                      8.4.18 license any of its technology or intellectual property, except under non-exclusive hardware or software licenses granted to consumers or end-users in the ordinary course of business; or

                      8.4.19 agree to do any of the things described in the preceding clauses 8.4.1 through 8.4.18.

                  Provided, however, that nothing in this Section 8.3 shall prohibit the merger of Software with and into [a wholly owned subsidiary of] Work and the acquisition of such assets, rights and privileges subject to Software's liabilities as shall arise therefrom or be effected thereby.

                  8.5 SHAREHOLDER MEETINGS. Each Merger Partner will use its best efforts to hold a special meeting of its shareholders at the earliest practicable date to submit this Agreement and related matters for their consideration and approval, which approval shall be recommended by each of the Merger Partner's Board of Directors and management, subject to the fiduciary obligations of its directors and officers.

                  8.6 REGULATORY APPROVALS. Prior to the Closing, each Company shall execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which the other Company may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each Company shall use its best efforts to obtain all such authorizations, approvals and consents.

                  8.7 NECESSARY CONSENTS. Prior to the Closing, each Company will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in
Section 8.6 to allow the consummation of the transactions contemplated hereby and to allow such Company to carry on its business after the Closing.

                  8.8 LITIGATION. Prior to the Closing, each Company will notify the other Company in writing promptly after learning of any material actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it or any of its Subsidiaries, or known by it to be threatened against it or any of its Subsidiaries.

                  8.9 SEC FILING. Prior to the Closing, CompLink will timely file all reports and other documents required to be filed under the Exchange Act and shall provide draft copies thereof to the Merger Partners and their counsel for review and comment prior to such filing.

                  8.10 DUE DILIGENCE. Until the Closing, each Company shall provide the other Company (including accounting, legal and investment banking representatives) with access to its offices and its senior employees for the purpose of due diligence, in accordance with procedures established by the parties to minimize disruptions of their businesses.

                  8.11 SATISFACTION OF CONDITIONS PRECEDENT. Subject to the fiduciary obligations of its directors and officers, each Company will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 6 and 7, and each Company will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                  8.12 AFFILIATES. Each Company will promptly deliver to the other a letter identifying all persons who are "affiliates" of the Company at the time this Agreement is submitted for approval to such Company's shareholders. Each Company shall use its best efforts to cause each of its affiliates to deliver to CompLink a written agreement (the "Affiliates Agreement"), in form reasonably satisfactory to counsel to both parties, providing that such person shall not offer or sell or otherwise dispose of any of CompLink Common issued to such person in the Mergers in violation of the 1933 Act, including the applicable provisions and limitations of Rule 145 under the 1933 Act.

                  8.13 REPRESENTATIONS REGARDING TAX MATTERS. Each Company, its officers, directors and shareholders, will make such representations as are reasonably requested by counsel and advisers to both parties in order that such counsel may render the tax opinions required by Sections 6.6 and 7.5 hereof.

                  8.14 NOTIFICATION OF CUSTOMERS, SUPPLIERS AND EMPLOYEES. Prior to the Closing, each Company will notify each customer, supplier of products and employee who is material to the Company's business of the basic facts relating to the transactions contemplated by this Agreement, and each Company will use its best efforts to keep and maintain the existing favorable business relationship with each of such customers, suppliers and employees.

                  8.15 FORMATION OF SUBSIDIARIES. Prior to the Closing, CompLink, shall, with the assistance of the Merger Partners incorporate N Acquisition Corp. and V Acquisition Corp., issue their shares only to CompLink and vote all such shares in favor of the mergers.

                  8.16 CONSULTING AGREEMENT. Simultaneously with the execution of this Agreement, CompLink shall enter into a consulting agreement with Gene Zaino in the form attached as Exhibit G.

                  8.17 REGISTRATION RIGHTS AGREEMENT. Simultaneously with the execution of this Agreement, CompLink shall enter into a registration rights agreement (the "Registration Rights Agreement") with Scott Pogoda and Ayudh Athakravi-Soonthorn substantially in the form of Exhibit L.

                                   ARTICLE IX

                   CONFIDENTIALITY COVENANT AND ANNOUNCEMENTS

                  9.1 CONFIDENTIALITY. No party to this Agreement shall use or disclose any non-public information obtained from another party for any purpose unrelated to the Mergers, and, if this Agreement is terminated for any reason whatsoever, each party shall return to the other all originals and copies of all documents and papers containing technical, financial and other information furnished to such party pursuant to this Agreement or during the negotiations which preceded this Agreement, and shall neither use nor disclose any such information, except to the extent that such information is available to the public, is rightfully obtained from third parties, is independently developed or in the event its disclosure or production is ordered by a court of competent jurisdiction or an agency or department of a city or federal government.

                  9.2 ANNOUNCEMENTS. No party to this Agreement shall issue a press release or other public communication relating to this Agreement, the Merger Agreements or the Mergers without the prior approval of the other parties. Notwithstanding the foregoing, CompLink may make such announcements regarding the Mergers as, in the judgment of its management after consultation with legal counsel, are necessary to comply with securities laws or NASDAQ regulations; provided, that CompLink shall use all reasonable efforts to allow the Merger Partners to review and approve such announcements prior to issuance.

                                    ARTICLE X

                                   TERMINATION

                  10.1 MUTUAL AGREEMENT. This Agreement may be terminated at any time prior to the Effective Time by the unanimous consent of CompLink and the Merger Partners, even if and after the shareholders have approved this Agreement and the Merger Agreements.

                  10.2 TERMINATION BY THE MERGER PARTNERS. This Agreement may be terminated by the Merger Partners alone, by means of written notice to CompLink if: (a) CompLink fails to perform any material covenant of CompLink contained in this Agreement; (b) on or before March 31, 1996, any of the conditions set forth in Article VI of this Agreement shall not have been satisfied by CompLink or waived by the Merger Partners; or (c) in the event of an Acquisition Proposal involving the Merger Partners, under the circumstances described in Section 12.1.1(A) hereof.

                  10.3 TERMINATION BY THE COMPLINK. This Agreement may be terminated by CompLink alone, by means of written notice to the Merger Partners if: (a) the Merger Partners fail to perform any material covenant of the Merger Partners contained in this Agreement; or (b) on or before March 31, 1996, any of the conditions set forth in Article VII of this Agreement shall not have been satisfied by the Merger Partners or waived by CompLink; or (c) in the event of an Acquisition Proposal involving CompLink, under the circumstances described in
Section 12.1.1(A) hereof.

                                   ARTICLE XI

                                 INDEMNIFICATION

                  11.1 INDEMNIFICATION.

                      11.1.1 The certificate of incorporation of CompLink shall contain a provision eliminating the personal liability of the directors of CompLink (and to the extent permitted by New York law, the directors of any subsidiary of CompLink), to the fullest extent permitted by New York law, and such provision shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the time of execution and delivery of this Agreement were directors of CompLink and, to the extent permitted by New York law, the Merger Partners, unless such modification is required by law. To the extent permitted by applicable law, the Merger Partners and CompLink agree that all rights to indemnification now existing in favor of the directors, officers, employees and agents of CompLink and the Merger Partners as provided in CompLink and the Merger Partners' or any of its Subsidiaries' Certificates or Articles of Incorporation and ByLaws in effect on the date hereof shall be incorporated into the Certificate or Articles of Incorporation of the surviving corporation and shall continue in full force and effect for a period of six years from the Effective Time and CompLink, and the Merger Partners agree that they will honor, or cause to be honored, all such rights to indemnification subject to the requirements of applicable law.

                      11.1.2 In addition to the indemnification rights in
Section 11.1.1 above and not in limitation thereof, after the Effective Time, CompLink shall (with respect to directors) and may, at the discretion of its Board of Directors (with respect to officers, employees and agents), to the fullest extent permitted under and subject to applicable law, indemnify and hold harmless each person who at the date hereof serves as a director, officer, employee or agent of CompLink or the Merger Partners (collectively, the "Indemnified Parties") against any cost or expense (including reasonable attorneys' fees), losses, claims, damages, liabilities, judgments and amounts paid in settlement actually and reasonably incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement for a period of six years after the date hereof and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time): (i) the Indemnified Parties shall provide prompt written notice thereof to CompLink; provided, that CompLink shall only be relieved of its obligations under this Section to the extent that it may be prejudiced by the failure to receive such prompt written notice; (ii) CompLink shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to CompLink promptly after statements therefor are received; (iii) CompLink shall cooperate with the Indemnified Parties in the defense of any such matter; and (iv) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the New York Business Corporation Law and CompLink's certificate of incorporation or by-laws shall be made by independent counsel mutually acceptable to CompLink and the Indemnified Party; provided, however, that CompLink shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that in the event any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group shall retain only one law firm acceptable to CompLink to represent them with respect to any such matters unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties with respect to any significant issue.

                  11.2 INSURANCE. To the extent available at rates not deemed, in the good faith judgment of the Board of Directors of CompLink, commercially unreasonable, CompLink shall maintain in effect for not less than two years from the Effective Time a policy of directors' and officers' liability insurance covering the present directors and officers of CompLink and its Subsidiaries for their acts or omissions in such capacity prior to the Effective Time, which policy shall provide coverage which is at least substantially similar to the directors' and officers' liability insurance policy presently maintained by CompLink.

                  11.3 THIRD PARTY BENEFICIARIES. This Section is intended to benefit the Indemnified Parties, whether or not they are parties to this Agreement, and to the extent they are benefitted, to bind the Indemnified Parties.

                                   ARTICLE XII

                              ADDITIONAL AGREEMENTS

                  12.1 ACQUISITION PROPOSALS.

                      12.1.1 CompLink and the Merger Partners each shall not, directly or indirectly, through any officer, director, employee, representative or agent of such party or any of its Subsidiaries (i) solicit, initiate or encourage any inquiry or proposal that constitutes, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing being referred to in this Agreement as an "Acquisition Proposal"); (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal; or (iii) agree to, approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent CompLink or the Merger Partners or their respective Boards of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal by such person or party, if and only to the extent that (1) the Board of Directors of such party believes in good faith (after consultation with its investment advisor) that such an Acquisition Proposal would, if consummated, result in a transaction more favorable to such party's stockholders from a financial point of view than the transaction contemplated by this Agreement and the Board of Directors of such party determines in good faith (after consultation with outside legal counsel) that such action is necessary for such party to comply with its fiduciary duties to stockholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors shall receive from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Non- Disclosure Agreement dated July 14, 1995 between the Merger Partners and CompLink (the "Confidentiality Agreement"); or (B) complying with Rule 14c-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

                      12.1.2 CompLink and the Merger Partners shall each notify the other party immediately (and no later than 24 hours) after receipt by CompLink or the Merger Partners (or their advisors), respectively, of any Acquisition Proposal or any request for non-public information in connection with a possible Acquisition Proposal. Such notice to the other party shall be made orally and in writing and shall, subject to the terms of the confidentiality agreement with such person or entity, indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                  12.2 CERTAIN FEES AND EXPENSES. Notwithstanding anything contained herein to the contrary, if any of the events set forth in clause (i) or (ii) of this Section 12.2 shall occur, then the Merger Partners shall repay to CompLink the expenses incurred by Complink under this Agreement and the principal of and interest on the Promissory Note attached as Exhibit H, in the original principal amount of $250,000, in accordance with the terms of such note: (i) this Agreement shall have been terminated by the Merger Partners pursuant to Sections 10.2(c) and 12.1 hereof; or (ii) the Board of Directors of the Merger Partners shall have withdrawn or modified in a manner materially adverse to CompLink (including by making a recommendation or taking a favorable position with respect to a tender offer by a third party) its approval or recommendation of this Agreement or the Merger, except as a result of CompLink's material breach of this Agreement. If this Agreement is terminated by CompLink and such termination is not the result of a breach of any of the provisions of Articles III, IV, VI, VII, XIII or IX by the Merger Partners or (i) the failure of either the Merger Partners or CompLink to obtain stockholder approval for this Agreement or (ii) the refusal of Messrs. Zaino, Thompson, Fischer and O'Connor to enter into the employment agreements attached hereto as Exhibits C, D, E and F, CompLink shall repay to the Merger Partners the expenses incurred by them under this Agreement. In addition, each side shall be responsible for their own expenses if the Registration Statement is not declared effective by March 31, 1996.

                  12.3 VOTING AGREEMENTS. Concurrently with the execution of this Agreement, each director of the Merger Partners and CompLink, as well as each holder of outstanding shares of NetPlex Common, Software Common or Work Common, as set forth in Section 12.3 of the Disclosure Schedule, except for those directors or holders of outstanding shares of NetPlex Common, Software Common or Work Common specified in the Officer-Certified Disclosure Statement of the Merger Partners (each of whom shall enter into a voting agreement (the "Voting Agreement") within 10 business days of the execution of this Agreement) shall enter into a Voting Agreement in the form attached hereto an Exhibit K, pursuant to which they shall agree to vote all the shares of NetPlex Common, Software Common or Work Common held by them or as to which they have voting control, in favor of the Mergers.


                                  ARTICLE XIII

                                  MISCELLANEOUS

                  13.1 EXPENSES. Except as expressly provided herein, each of the Merger Partners and CompLink shall pay its own costs and expenses, including legal, accounting and investment banking fees and expenses, relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement. The Merger Partners severally represent and warrant that each has not used any broker or finder in connection with the Mergers. CompLink represents and warrants that it has not used any broker or finder in connection with the Mergers.

                  13.2 AMENDMENT. This Agreement shall not be amended, except by a writing duly executed by all parties hereto.

                  13.3 ENTIRE AGREEMENT. This Agreement, including the Exhibits, Schedules and other documents delivered pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter, except the Non-Disclosure Agreement between CompLink and the Merger Partners dated July 14, 1995.

                  13.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  13.5 HEADINGS. The headings contained in this Agreement are intended for convenience and shall not be used to determine the rights of the parties.

                  13.6 MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting.

                  13.7 NOTICES. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery to the persons identified below or five days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

                           If to the Merger Partners:
                                    Mr. Gene Zaino
                                    4 Beaumont Drive
                                    Melville, NY 11747
                                    Facsimile Number: 516-491-4012

                           with a copy to:
                                    VEDDER, PRICE, KAUFMAN, KAMMHOLZ & DAY
                                    805 Third Avenue
                                    New York, New York 10022
                                    ATTENTION: Edward J.  Walsh, Jr., Esq.
                                    Facsimile Number: (212) 407-7799
                                    Confirmation Number:(212) 407-7740

                           If to CompLink:
                                    COMPLINK, LTD.
                                    175 Community Drive
                                    Great Neck, NY 11021
                                    ATTENTION: President
                                    Facsimile Number: (516) 829-5001
                                    Confirmation Number:(516) 829-1883

                           with a copy to:
                                    OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                    505 Park Avenue
                                    New York, NY 10022
                                    ATTENTION: Steven Wolosky, Esq.
                                    Facsimile Number: (212) 755-1467
                                    Confirmation Number: (212) 753-7200

Such addresses may be changed, from time to time, by means of a notice given in the matter provided in this section.

                  13.8 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be amended rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

                  13.9 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations and warranties contained in this Agreement, including the Exhibits, Schedules and other documents delivered pursuant to this Agreement shall survive the Effective Time until six months have elapsed after the Effective Time.

                  13.10 WAIVER. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition in this Agreement.

                  13.11 ASSIGNMENT. Neither party may assign, by operation of law or otherwise, all or any portion of its rights or duties under this Agreement without the prior written consent of the other party, which consent may be withheld in the absolute discretion of the party asked to give consent.

                  13.12 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signatures to each party were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

                  IN WITNESS WHEREOF, the Merger Partners and CompLink have executed this Agreement as of the date first above written.



                                        THE NETPLEX GROUP INC.



                                        By:
                                           ---------------------------------
                                           Title:



                                        AMERICA'S WORK EXCHANGE, INC.



                                        By:
                                           ----------------------------------
                                           Title:


                                        COMPLINK LTD.




                                        By:
                                           ---------------------------------
                                           Title:

                                  SCHEDULE 2.9

                           DIRECTORS AFTER THE MERGERS


             Howard Landis
             Gene Zaino
             Neil Luden
             Anthony DeFrances
             Deborah Schondorf

             [Two Directors to be designated by Gene Zaino subject to the approval of the Board of Directors of CompLink, which approval cannot be unreasonably withheld.]

                                  SCHEDULE 2.10

                           OFFICERS AFTER THE MERGERS



Gene Zaino                                  President and Chief
                                            Executive Officer

Kathryn Chin Eggleston                      Secretary and Treasurer

Neil Luden                                  Executive Vice President

                                TABLE OF CONTENTS


ARTICLE I       DEFINITIONS...................................................2
         1.1    Affiliates Agreement..........................................2
         1.2    Acquisition Proposal..........................................2
         1.3    Balance Sheet.................................................2
         1.4    Balance Sheet Date............................................2
         1.5    Certificate...................................................2
         1.6    Closing.......................................................2
         1.7    Closing Date..................................................2
         1.8    Code..........................................................2
         1.9    Company.......................................................2
         1.10   Consultants Options...........................................2
         1.11   Consultants Plan..............................................2
         1.12   CompLink Common...............................................2
         1.13   CompLink Option and CompLink Warrant..........................2
         1.14   CompLink Plan.................................................3
         1.15   Directors Plan................................................3
         1.16   Dissenting Complink Shares....................................3
         1.17   Dissenting NetPlex Shares.....................................3
         1.18   Dissenting Work Shares........................................3
         1.19   Effective Time................................................3
         1.20   Exchange Act..................................................3
         1.21   Exchange Agent................................................3
         1.22   GKN and GKN Options...........................................3
         1.23   Holders.......................................................3
         1.24   Merger (New York).............................................3
         1.25   Merger (Virginia).............................................3
         1.26   Mergers.......................................................4
         1.27   Merger Agreement (New York)...................................4
         1.28   Merger Agreement (Virginia)...................................4
         1.29   Merger Agreements.............................................4
         1.30   N Acquisition Corp............................................4
         1.31   N Acquisition Corp. Common....................................4
         1.32   NASDAQ........................................................4
         1.33   New York Code.................................................4
         1.34   New Jersey Code...............................................4
         1.35   NetPlex Common................................................4
         1.36   NetPlex Option................................................4
         1.37   NetPlex Plan..................................................4
         1.38   1933 Act......................................................4
         1.39   Officer-Certified Disclosure Statement........................4
         1.40   Proxy Statement...............................................5
         1.41   Registration Rights Agreement.................................5
         1.42   Registration Statement........................................5
         1.43   SEC...........................................................5
         1.44   Subsidiary....................................................5
         1.45   Virginia Code.................................................5
         1.46   V Acquisition Corp............................................5
         1.47   V Acquisition Corp. Common....................................5
         1.49   Work Common...................................................5
         1.50   Work Options..................................................5
         1.51   Work Plan.....................................................5

ARTICLE II      MERGERS, CLOSING AND CONVERSION OF SHARES....................6
          2.1   Mergers......................................................6
          2.2   Closing......................................................6
          2.3   Conversion of Shares.........................................6
          2.4   CompLink Options and Warrants................................8
          2.5   Exchange of Certificates.....................................9
          2.6   Dissenting Shares...........................................10
          2.7   Registration................................................11
          2.8   TaxFree Reorganization......................................11
          2.9   Directors...................................................11
          2.10  Officers....................................................11

ARTICLE III     MUTUAL REPRESENTATIONS AND WARRANTIES.......................12
          3.1   Organization and Authority..................................12
          3.2   Authority Relating to this Agreement; No
                  Violation of Other Instruments............................12
          3.3   Compliance with Law.........................................14
          3.4   Investments in Others.......................................14
          3.5   Tax Matters.................................................14
          3.6   Absence of Certain Changes or Events........................15
          3.7   Inventories.................................................17
          3.8   Accounts Receivable.........................................17
          3.9   Title to Property...........................................17
          3.10  Real Property...............................................18
          3.11  Patents, Trademarks, Trade Names and
                  Copyrights................................................18
          3.12  Warranties..................................................18
          3.13  Litigation..................................................18
          3.14  Protection of Intangible Property...........................19
          3.15  Personnel; Employee Plans...................................19
          3.16  Certain Payments............................................20
          3.17  Brokers and Finders.........................................20
          3.18  Order Backlog...............................................20
          3.19  Contracts...................................................20
          3.20  Shareholders and Employees..................................21
          3.21  Absence of Environmental Liabilities........................21
          3.22  Power of Attorney; Suretyships..............................22
          3.23  Manufacturing and Marketing Rights..........................22
          3.24  Proxy Statement and Registration Statement..................22
          3.25  Accuracy of Documents and Information.......................23

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE
                MERGER PARTNERS.............................................23
          4.1   Capitalization..............................................24
          4.2   Financial Statements........................................24
          4.4   Representations and Warranties True at
                Closing.....................................................25

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF COMPLINK..................25
          5.1   Capitalization..............................................25
          5.2   Financial Statements........................................26
          5.3   Absence of Undisclosed Liabilities..........................26
          5.4   Exchange Act Reports........................................26
          5.5   Activities of Subsidiaries..................................26
          5.6   NASDAQ Listing..............................................27

          5.7   Representations and Warranties True at
                Closing.....................................................27

ARTICLE VI      CONDITIONS TO THE OBLIGATIONS OF THE MERGER
                PARTNERS....................................................27
          6.1   Representations and Warranties True at
                Closing.....................................................27
          6.2   Covenants Performed.........................................27
          6.3   Certificate.................................................27
          6.4   Shareholder Approval........................................27
          6.5   Dissenting Merger Partners Shares...........................28
          6.6   TaxFree Reorganization......................................28
          6.7   Opinion of Counsel to CompLink..............................28
          6.8   Approval for Listing........................................28
          6.9   Affiliates Agreements.......................................28
          6.10  Registration Statement......................................28
          6.11  Material Changes in the Business of
                CompLink Between the Date of this
                Agreement and the Closing...................................28
          6.12  No Action to Prevent Completion.............................28
          6.13  Consents....................................................29
          6.14  Amendment to CompLink Plan..................................29
          6.15  Employment Agreements.......................................29
          6.16  Documentation...............................................29
          6.17  Change in Majority of Directors Notice......................29
          6.18  Gene Zaino Consulting.......................................30

ARTICLE VII     CONDITIONS TO THE OBLIGATIONS OF COMPLINK...................30
          7.1   Representations and Warranties True at
                Closing.....................................................30
          7.2   Covenants Performed.........................................30
          7.3   Certificate.................................................30
          7.4   Shareholder Approval........................................30
          7.5   Dissenting CompLink Shares..................................30
          7.6   Tax-Free Reorganization.....................................30
          7.7   Opinion of Counsel to the Merger Partners...................31
          7.8   Approval for Listing........................................31
          7.9   Affiliates Agreements.......................................31
          7.10  The Registration Statement..................................31
          7.11  Merger of Work and Software.................................31
          7.12  Material Changes in the Business of the
                Merger Partners Between the Date of this
                Agreement and the Closing...................................31
          7.13  No Action to Prevent Completion.............................31
          7.14  Consents....................................................31
          7.15  Documentation...............................................32
          7.16  Dissenting NetPlex Shares and Dissenting
                Work Shares.................................................32
          7.17  Audited Financial Statements................................32
          7.18  Change in Majority of Directors Notice......................32
          7.19  Merger of Software..........................................32

ARTICLE VIII    PRECLOSING COVENANTS........................................32
          8.1   Loan Agreement..............................................32
          8.2   Advice of Changes...........................................33

          8.3   Maintenance of Business...................................33
          8.4   Conduct of Business.......................................33
          8.5   Shareholder Meetings......................................35
          8.6   Regulatory Approvals......................................35
          8.7   Necessary Consents........................................36
          8.8   Litigation................................................36
          8.9   SEC Filing................................................36
          8.10  Due Diligence.............................................36
          8.11  Satisfaction of Conditions Precedent......................36
          8.12  Affiliates................................................36
          8.13  Representations Regarding Tax Matters.....................37
          8.14  Notification of Customers, Suppliers and
                Employees.................................................37
          8.15  Formation of Subsidiaries.................................37
          8.16  Consulting Agreement......................................37
          8.17  Registration Rights Agreement.............................37

ARTICLE IX      CONFIDENTIALITY COVENANT AND ANNOUNCEMENTS................37
          9.1   Confidentiality...........................................37
          9.2   Announcements.............................................38

ARTICLE X       TERMINATION...............................................38
         10.1   Mutual Agreement..........................................38
         10.2   Termination by the Merger Partners........................38
         10.3   Termination by the CompLink...............................38

ARTICLE XI      INDEMNIFICATION...........................................39
         11.1   Indemnification...........................................39
         11.2   Insurance.................................................40
         11.3   Third Party Beneficiaries.................................40

ARTICLE XII     ADDITIONAL AGREEMENTS.....................................40
         12.1   Acquisition Proposals.....................................40
         12.2   Certain Fees and Expenses.................................42
         12.3   Voting Agreements.........................................42

ARTICLE XIII    MISCELLANEOUS.............................................42
         13.1   Expenses..................................................42
         13.2   Amendment.................................................43
         13.3   Entire Agreement..........................................43
         13.4   Governing Law.............................................43
         13.5   Headings..................................................43
         13.6   Mutual Contribution.......................................43
         13.7   Notices...................................................43
         13.8   Severability..............................................44
         13.9   Survival of Representation and Warranties.................44
         13.10  Waiver....................................................44
         13.11  Assignment................................................44
         13.12  Counterparts..............................................44

                         TABLE OF EXHIBITS AND SCHEDULES

EXHIBIT A                     Merger Agreement (New York)

EXHIBIT B                     Merger Agreement (Virginia)

EXHIBIT C                     Employment Agreement with Gene Zaino

EXHIBIT D                     Employment Agreement with John Thompson

EXHIBIT E                     Employment Agreement with Stan Fischer

EXHIBIT F                     Employment Agreement with Mike O'Connor

EXHIBIT G                     Consulting Agreement with Gene Zaino

EXHIBIT H                     Promissory Note

EXHIBIT I                     Opinion of Counsel to CompLink

EXHIBIT J                     Opinion of Counsel to the Merger Partners

EXHIBIT K                     Voting Agreement

EXHIBIT L                     Registration Rights Agreement

SCHEDULE 2.9                  Directors After the Mergers

SCHEDULE 2.10                 Officers After the Mergers

                              Officer-Certified Disclosure Statement -
                              CompLink

                              Officer-Certified Disclosure Statement - Merger Partners